Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S- (Nos. 333-17569, 333-82405, 333-47142, 333-52352 and 333-96617) of TeleTech Holdings, Inc. of our report dated February 23, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 23, 2009